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                                                                    EXHIBIT 5.1


                                  July 3, 1996



    Sapient Corporation
    One Memorial Drive
    Cambridge, Massachusetts 02142

                 Re:  1992 Stock Plan


    Gentlemen:

                 We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed on July 3, 1996 with the Securities and Exchange Commission relating to 1,386,155 shares of the Common Stock, $.01 par value per share ("Shares"), of Sapient Corporation, a Delaware corporation (the "Company"), issuable under the Company's 1992 Stock Plan (the "Plan").

                 We have examined the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

                 In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

                 Based upon and subject to the foregoing, we are of the opinion that the Company has duly authorized for issuance the Shares, and the Shares, when issued and paid for in accordance with the terms of the Plan and at a price per share in excess of the par value per share for such Shares, will be legally issued, fully-paid and nonassessable.


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    Sapient Corporation
    July 3, 1996
    Page 2



                 We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                 This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

                 Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.


                                            Very truly yours,

                                            /s/ HALE AND DORR

                                            HALE AND DORR